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                                                                      EXHIBIT 99

                       HUTCHINSON TECHNOLOGY INCORPORATED
              RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 FISCAL YEAR
                                                          -------------------------
                                                            2001             2000
                                                          ---------       ---------
                                                           (dollars in thousands)
GAAP FINANCIAL MEASURES:
Loss before income taxes                                  $ (66,208)      $ (98,149)
Benefit for income taxes  (15% - 2001, 25% - 2000)           (9,931)        (24,537)
                                                          ---------       ---------

Net loss                                                  $ (56,277)      $ (73,612)
                                                          =========       =========

Net sales                                                 $ 401,236       $ 459,572
                                                          =========       =========

Net loss as a percent of net sales                              (14)%           (16)%
                                                          =========       =========

NON-GAAP FINANCIAL MEASURES:
Loss before income taxes                                  $ (66,208)      $ (98,149)
Add:  Asset impairment and restructuring charges             27,875          63,268
                                                          ---------       ---------
Adjusted loss before income taxes                           (38,333)        (34,881)
Benefit for income taxes  (15% - 2001, 25% - 2000)           (5,750)         (8,720)
                                                          ---------       ---------
Net loss excluding asset impairment and restructuring
   charges                                                $ (32,583)      $ (26,161)
                                                          =========       =========

Net sales                                                 $ 401,236       $ 459,572
                                                          =========       =========

Net loss excluding asset impairment and restructuring
   charges as a percent of net sales                             (8)%            (6)%
                                                          =========       =========